UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On December 16, 2008, Vanda Pharmaceuticals Inc. (the “Company” or “Vanda”) committed to a plan of termination that resulted in a work force reduction of 17 employees, including the two officers set forth in Item 5.02(b) below (the “Departing Officers”), in order to reduce operating costs. The Company commenced notification of employees affected by the workforce reduction on December 17, 2008, and the workforce reduction is expected to be completed by December 31, 2008. Upon completion of this workforce reduction, the Company will have 25 full time employees. This represents a reduction of approximately 53% from the 53 employees the Company had on August 1, 2008 following the Company’s receipt of the not approvable letter from the United States Food and Drug Administration (the “FDA”) regarding its New Drug Application (the “NDA”) for its lead compound, iloperidone. In addition, the Company does not expect to incur any new clinical trial costs in the first quarter of 2009.
     Each affected employee, other than the Departing Officers, will receive his or her base salary for three months and will be eligible for the payment of monthly COBRA health insurance premiums for six months following the date of such employee’s termination. Payment of these severance benefits to each affected employee is contingent on the affected employee’s entering into a separation agreement with the Company, which agreement includes a general release of claims against the Company.
     In addition to the severance and COBRA benefits described above, each of the affected employees (including the Departing Officers) will receive an additional three months of vesting under each of such employee’s outstanding stock options granted under the Company’s equity incentive plans, and will have six months following the date of such employee’s termination of employment to exercise any of such options. In connection with such benefits, the Company expects to incur non-cash charges in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), which the Company does not expect to be material.
     As a result of the reduction in force, the Company estimates that it will record a one-time severance-related charge of approximately $1.3 million in the fourth quarter of 2008, which includes amounts payable to the Departing Officers as set forth in Item 5.02(b) below, but does not include the non-cash charges described in the preceding paragraph. The severance-related charge that the Company expects to incur in connection with the reduction in force is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.
     Three of the affected employees will enter into consulting agreements with the Company. The Company cannot estimate with any certainty the amounts that may be paid, if any, for consulting services under such agreements. Each affected employee who enters into such a consulting agreement will receive restricted stock units (“RSUs”) under the Company’s 2006 Equity Incentive Plan (the “Plan”). One-half of the RSUs held by each such affected employee will vest, if at all, upon such affected employee’s subsequent re-hiring by the Company and the remaining one-half of the RSUs will vest, if at all, on December 31, 2009, provided such affected employee remains employed by the Company on such date. Based on a closing stock price of the Company’s common stock on the Nasdaq Global Market of $0.57 per share on December 16, 2008, the aggregate fair value of these RSUs was approximately $17,000. At this time, we can neither estimate with any certainty the timing, if any, of the re-hiring of the employees, nor determine whether such employees will remain employed by the Company as of December 31, 2009. Non-cash expense relating to these RSUs will be recognized when such conditions are considered probable of being achieved.
     The Company intends to enter into retention agreements with all remaining employees, other than those who have existing employment agreements with the Company, pursuant to which such employees will be entitled to the same severance, health and option benefits that the Company has offered to the terminated employees.

     This Item 2.05 contains “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: delays in the completion of Vanda’s clinical trials; a failure of Vanda’s product candidates to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products or to comply with ongoing regulatory requirements; a lack of acceptance of Vanda’s product candidates in the marketplace, or a failure to become or remain profitable; Vanda’s inability to obtain the capital necessary to fund its research and development activities; Vanda’s failure to identify or obtain rights to new product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products under its license and sublicense agreements and other factors that are described in the “Risk Factors” section (Part II, Item 1A) of Vanda’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 (File No. 000-51863). In addition to the risks described above and in Part II, Item 1A of Vanda’s quarterly report on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
     All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this Current Report on Form 8-K is provided only as of the date hereof, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 16, 2008, the Company committed to a plan of termination that resulted in a workforce reduction. As part of this workforce reduction, the employment of Paolo Baroldi, M.D., Ph.D., Senior Vice President and Chief Medical Officer, and Steven A. Shallcross, Senior Vice President, Chief Financial Officer and Treasurer, terminated. Dr. Baroldi and Mr. Shallcross will continue their employment through January 9, 2009.
     Pursuant to Dr. Baroldi’s employment agreement, and in exchange for a release of all claims, he will receive the following severance benefits following his employment termination: (i) his monthly base salary for 12 months; (ii) payment of his monthly COBRA health insurance premiums for 12 months; (iii) a cash payment of $80,000; and (iv) an additional three months of vesting under each of his outstanding stock options granted under the Company’s equity incentive plans, with six months following the termination of his employment to exercise any of such options.
     Pursuant to Mr. Shallcross’ employment agreement, and in exchange for a release of all claims, he will receive the following severance benefits following his employment termination: (i) his monthly base salary for 12 months; (ii) payment of his monthly COBRA health insurance premiums for 12 months; (iii) a cash payment of $72,800; and (iv) an additional three months of vesting under each of his outstanding stock options granted under the Company’s equity incentive plans, with six months following the termination of his employment to exercise any of such options.

     (c) On December 16, 2008, the Company promoted John Feeney III, M.D., age 54, to the position of acting Chief Medical Officer of the Company, effective as of January 9, 2009. Dr. Feeney has served as the Company’s Senior Medical Officer since November of 2007. Prior to joining the Company, Dr. Feeney spent more than 15 years at the FDA in various capacities, including Medical Officer in the Division of Neuropharmacological Drug Products, Neurology Team Leader and, most recently, as the Acting Deputy Director in the Division of Neurology Products. In this role he oversaw the group responsible for the development of all investigational drug products for neurological indications, such as stroke, epilepsy, migraine, Parkinson’s disease, sleep disorders, and Alzheimer’s disease. Dr. Feeney received his B.S. degree from University of California at San Diego and his M.D. degree from Georgetown University Medical School.
     The Company will enter into its standard indemnification agreement with Dr. Feeney, and has granted to Dr. Feeney the 40,000 RSUs described below. Additional revised terms of Dr. Feeney’s employment have not yet been determined.
     On December 16, 2008, the Company promoted Stephanie Irish, age 38, to the position of acting Chief Financial Officer and Treasurer of the Company, effective as of January 9, 2009. Ms. Irish has served as the Company’s Controller since February of 2005. Prior to joining the Company, Ms. Irish was Controller at Avalon Pharmaceuticals, Inc. from 2000 to February 2005. Ms. Irish was the Chicago Cluster Controller for Marriott International, Senior Living Services Division from 1999 to 2000. From 1995 to 1999, she held several accounting positions at The Institute for Genomic Research. From 1993 to 1995, she was an auditor at Beers & Cutler, Certified Public Accountants. Ms. Irish received a B.S. in accounting from the University of Maryland. Ms. Irish is a certified public accountant.
     The Company will enter into its standard indemnification agreement with Ms. Irish, and has granted to Ms. Irish the 40,000 RSUs described below. Additional revised terms of Ms. Irish’s employment with the Company have not yet been determined.
     On December 16, 2008, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the issuance of RSUs under the Plan to each of the continuing employees of the Company, including each of the Company’s continuing and new named executive officers, in lieu of paying annual 2008 bonuses and 2009 salary increases to such employees. The number of RSUs received by each such named executive officer is as follows:

Name	Title	Number of RSUs Received
Mihales Polymeropoulos, M.D.	President and Chief Executive Officer	150,000
William D. Clark	Senior Vice President, Chief Business Officer and Secretary	50,000
John Feeney, M.D.	Chief Medical Officer	40,000
Stephanie Irish	Chief Financial Officer and Treasurer	40,000
     All of such RSUs will initially be unvested and will vest as follows: 50% will vest, if at all, upon approval by the FDA of the NDA for iloperidone, and 50% will vest on December 31, 2009. In order to have his or her RSUs vest, a continuing employee (including the named executive officers) must be providing services to the Company on the applicable vesting date.
     All unvested RSUs will automatically vest in full upon the consummation of a change in control of the Company for employees (including the named executive officers) providing services to the Company at such time.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 16, 2008, the Board approved and adopted the Second Amended and Restated Bylaws of the Company, which amended and restated the Company’s then existing Amended and Restated Bylaws, as amended (the “Bylaws”). The amendments to the Bylaws were effective December 16, 2008. The Second Amended and Restated Bylaws include amendments to Section 2.7 to, among other things, require that a stockholder submitting business or nominating directors provide additional disclosure regarding (i) any business being proposed by such stockholder, (ii) such stockholder’s holdings in the Company, (iii) certain transactions entered into by such stockholder with respect to the stock of the Company, (iv) certain agreements entered into by such stockholder with respect to the proposal of business, and (v) the person whom such stockholder proposes to nominate for election as a director. The amendments to Section 2.7 also include certain additional qualifications, requirements and undertakings applicable to any person being nominated by a stockholder for election as a director. In addition, the amendments to Section 2.7 include a limitation providing that unless the stockholder proposing business (or such stockholder’s qualified representative) appears at the meeting to present the proposed business, such business will not be transacted. The Second Amended and Restated Bylaws also include certain amendments to Article VI to provide additional procedures regarding indemnification of officers and directors following a change in control of the Company. The Second Amended and Restated Bylaws also include an amendment to Section 8.1 to increase the voting percentage required in order for stockholders to adopt, amend or repeal any provision of the Bylaws, from 66 2/3% to of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors to 80%. In addition, the Second Amended and Restated Bylaws include certain clarifying amendments.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.11	Second Amended and Restated Bylaws of Vanda Pharmaceuticals Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ MIHAEL H. POLYMEROPOULOS
	Name:	Mihael H. Polymeropoulos, M.D.
	Title:	President and Chief Executive Officer

Dated: December 17, 2008